                                  EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ----------------


                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                                ----------------


          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2) ___


                                -----------------


                    FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                                (Name of Trustee)

                                                               22-1147033
     (Jurisdiction of Incorporation or                      (I.R.S. Employer
     Organization if not a U.S. National Bank)              Identification No.)

     175 WEST BROADWAY, SALEM, NEW JERSEY                        08079
     (Address of Principal Executive Offices)                  (Zip Code)



                                -----------------


                          INTERNATIONAL CONTROLS CORP.
                                (Name of Obligor)

                 FLORIDA                                       54-0698116
          (State of Incorporation)                          (I.R.S. Employer
                                                            Identification No.)

     2016 NORTH PITCHER STREET, KALAMAZOO, MI                       49007
     (Address of Principal Executive Offices)                    (Zip Code)



                                 ---------------



                       ___% SENIOR SECURED NOTES DUE 2002
                           (Title of Indenture Securities)

1.   GENERAL INFORMATION.

     FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

     (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT:

          Comptroller of the Currency
          United States Department of the Treasury
          Washington, D.C.  20219

          Board of Governors of the Federal Reserve System
          Washington, D.C.

          Federal Deposit Insurance Corporation
          Washington, D.C.  20429

     (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          Yes.


2.   AFFILIATIONS WITH OBLIGOR.

     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     None.


3.   LIST OF EXHIBITS.

     LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

     1. Copy of Articles of Association of the trustee as now in effect. Incorporated herein by reference to Exhibit 1 filed with Form T-1, Registration No. 22-73340.

     2. Copy of Certificate of the Comptroller of the Currency dated January 11, 1994, evidencing the authority of the trustee to transact business. Incorporated herein by reference to Exhibit 2 filed with Form T-1, Registration No. 22-73340.

     3. Copy of the authorization of the trustee to exercise corporate trust powers has heretofore been filed with the Securities and Exchange Commission as Exhibit 3 filed with Form T-1, Registration Number 22-73340, has not been amended since filing and is incorporated herein by reference.

     4. Copy of existing by-laws of the trustee. Incorporated herein by reference to Exhibit 4 filed with Form T-1, Registration No. 22-73340.

     5.   Copy of each indenture if the obligor is in default.

          Not applicable.

     6. Consent of the trustee required by Section 321(b) of the Act. Incorporated herein by reference to Exhibit 6 filed with Form T-1, Registration No. 22-73340.

     7. Copy of report of condition of the trustee at the close of business on March 31, 1994, published pursuant to the requirements of its supervising authority.





                                      NOTE

     The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to such information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.






                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 (as amended), the trustee, First Fidelity Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Newark and State of New Jersey on the 10th day of June, 1994.

                                        FIRST FIDELITY BANK, NATIONAL
                                        ASSOCIATION





                                        By: /s/ Donald J. Quiles
                                            --------------------------
                                            Donald J. Quiles
                                            Assistant Vice President


(Form T1)
(SHORTJ) (8)

                                    EXHIBIT 7


               This form is for use by National Banks only. It should be used for publication purposes only, and should not be returned to the FDIC.
- -------------------------------------------------------------------------------
     Comptroller of the Currency
     Administrator of National Banks
- -------------------------------------------------------------------------------

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the

First Fidelity Bank, N.A.                              of    Salem
- ------------------------------------------------------   ---------------------
               Name of Bank                                   City


in the state of New Jersey, at the close of business on March 31, 1994,
                ----------
published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 33869 Comptroller of the
Currency Northeastern District                      -----
         ------------



Statement of Resources and Liabilities


ASSETS

                                                                                             Thousands of dollars
     Cash and balances due from depository institutions:                                       --------------
       Noninterest-bearing balances and currency and coin. . . . . . . . . . . . . . . . . .        1,857,291
       Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          611,096
     Securities:                                                                                 ////////////
       Held-to-maturity securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3,619,113
       Available-for-sale securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2,301,401
     Federal funds sold and securities purchased under agreements to resell in domestic          ////////////
       offices of the Bank and of its Edge and Agreement subsidiaries, and in IBFs:              ////////////
       Federal funds sold. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          191,180
       Securities purchased under agreements to resell . . . . . . . . . . . . . . . . . . .          367,414
     Loans and lease financing receivables:                                                    --------------
                                                                              --------------
       Loans and leases, net of unearned income. . . . . . . . . . . . . .        18,393,673
       LESS: Allowance for loan and lease losses . . . . . . . . . . . . .           526,109
       LESS: Allocated transfer risk reserve . . . . . . . . . . . . . . .                 0
                                                                              --------------   --------------
       Loans and leases, net of unearned income, allowance, and reserve. . . . . . . . . . .       17,867,566
     Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . .          183,757
     Promises and fixed assets (including capitalized losses). . . . . . . . . . . . . . . .          342,058
     Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          133,644
     Investments in unconsolidated subsidiaries and associated companies . . . . . . . . . .            6,778
     Customers' liability to this bank on acceptances outstanding  . . . . . . . . . . . . .          188,605
     Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          234,601
     Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         472, 266
     Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       28,578,772
                                                                                               --------------

                                                          CONTINUED ON NEXT PAGE


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

LIABILITIES

  Deposits:
                                                                                              --------------
     In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23,577,518
                                                                              --------------
       Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . .         5,083,582
       Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . .        18,493,936
                                                                              --------------  --------------
     In foreign offices, Edge and Agreement subsidiaries, and IBFs . . . . . . . . . . . . .        269, 371
                                                                              --------------  --------------
       Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . .            13,796
       Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . .           255,575
                                                                              --------------
   Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
                                                                                              --------------
     Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . .   . . . . .         375,427
     Securities sold under agreements to repurchase. . . . . . . . . . . . . . . . . . . . .       1,077,572
   Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . . . . . .               0
   Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               0
   Other borrowed money:                                                                         ///////////
     With original maturity of one year or less. . . . . . . . . . . . . . . . . . . . . . .           5,424
     With original maturity of more than one year. . . . . . . . . . . . . . . . . . . . . .             846
   Mortgage indebtedness and obligations under capitalized leases. . . . . . . . . . . . . .           7,123
   Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . . . . . .         191,659
   Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . .         175,000
   Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         418,775
   Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26,098,715
   Limited-life preferred stock and related surplus. . . . . . . . . . . . . . . . . . . . .               0
                                                                                               --------------

EQUITY CAPITAL

                                                                                               --------------
   Perpetual preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . .               0
   Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         430,000
   Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         918,675
   Undivided profits and capital reserves. . . . . . . . . . . . . . . . . . . . . . . . . .       1,135,806
   Net unrealized holding gains (losses) on available-for-sale securities. . . . . . . . . .          (4,424)
   Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . . . . . .               0
   Total equity capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2,480,057
   Total liabilities, limited-life preferred stock, and equity capital . . . . . . . . . . .      28,578,772
                                                                                               --------------


We, the undersigned directors, attest to          I, Anthony R. Burriesci
the correctness of this statement of                 ---------------------------
resources and liabilities. We declare                            Name
that it has been examined by us, and to
the best of our knowledge and belief                 Executive V.P. & Controller
has been prepared in conformance with                ---------------------------
the instructions and is true and correct.                        Title

                                                  of the above-named bank do
                                                  hereby declare that this
                                                  Report of Condition is true
                                                  and correct to the best of my
                                                  knowledge and belief.

(Signed) Wolfgang Schoellkopf
- -----------------------------------------

(Signed) Peter C. Palmieri                 Directors
- -----------------------------------------

(Signed) Leslie E. Goodman
- -----------------------------------------

                                                  (Signed) Anthony R. Burriesci
                                                  -----------------------------
                                                            Signature

                                                  April 27, 1994
                                                  ------------------------------
                                                               Date


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